UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2019

THC Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55994	26-0164981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11700 W Charleston Blvd. #73 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

(702) 602-8422

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On May 3, 2019, THC Therapeutics, Inc. (the “Company”) entered into a settlement agreement with BurstIQ Analytics Corporation, a Colorado corporation (“BurstIQ”), dated April 29, 2019, pursuant to which (i) the Company and BurstIQ rescinded the Simple Agreement for Future Tokens (the “SAFT”) and Simple Agreement for Future Equity (the “SAFE”) previously entered into by the parties, (ii) the suit filed by BurstIQ against the Company in the District Court for Denver County, Colorado (case no. 2018CV034649) shall be dismissed with prejudice, (iii) the parties released claims against the other, and (iv) 500,000 shares of Company common stock previously issued to BurstIQ pursuant to the SAFT and SAFE shall be cancelled (5,000,000 shares adjusted for the prior reverse stock split).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THC Therapeutics, Inc.

Dated: May 6, 2019	By:	/s/ Brandon Romanek
Brandon Romanek
CEO & Chairman

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